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                                                                    EXHIBIT 7(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No.3 to the registration statement on Form S-6 (the "Registration Statement") of our report dated April 7, 1998 related to the financial statements of National Life Insurance Company, as well as our report dated April 22, 1998 related to the financial statements of the National Variable Life Insurance Account which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in the Prospectus.

Price Waterhouse LLP
Hartford, Connecticut
April 23, 1998